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                                                                       EXHIBIT 5


                        PORTER, WRIGHT, MORRIS & ARTHUR
                                ATTORNEYS AT LAW
                              41 SOUTH HIGH STREET
                           COLUMBUS, OHIO 43215-6194

                                 March 3, 1995


Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287

         RE:      Acquisition of Reliance Bank of Florida

Gentlemen:

         With respect to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Huntington Bancshares Incorporated ("Huntington") with the Securities and Exchange Commission related to the registration of 1,300,000 shares of Huntington's common stock, without par value (the "Stock"), to be issued in connection with the proposed merger (the "Merger") of (i) Reliance Bank of Florida, a bank organized under the laws of the State of Florida ("Reliance"), into The Huntington National Bank of Florida, which will, at the time of the consummation of the Merger, be a wholly owned subsidiary of Huntington Bancshares Florida, Inc., which is a wholly owned subsidiary of Huntington ("Huntington Florida"), or (ii) under certain circumstances, Huntington Federal Savings Bank, a wholly owned subsidiary of Huntington, into Reliance, we advise you as follows:

         We are counsel for Huntington and Huntington Florida and have participated in the preparation of the Registration Statement. We have reviewed the Agreement and Plan of Merger, dated as of December 22, 1994, among Huntington Florida, Security National Bank ("SNB"), a banking association organized under the laws of the United States and a wholly owned subsidiary of Security National Corporation, a Delaware corporation, and Reliance and the Acquisition Agreement, dated as of December 22, 1994, among Huntington, Huntington Florida, SNB and Reliance (collectively, the "Merger Documents"), Huntington's Articles of Restatement of Charter, Huntington's Bylaws, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Stock, and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

         (a) upon the proper approval of the Merger Documents by the shareholders of Reliance;

         (b) upon the approval of the Office of the Comptroller of the Currency and the Florida Department of Banking and Finance and the expiration of all applicable waiting periods;

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Huntington Bancshares Incorporated
March 3, 1995
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         (c)   upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the Stock is to be offered for sale; and

         (d)   upon the "Effective Time", as defined in the Merger Agreements;

the stock, when issued and delivered as provided in the Merger Documents in accordance with the resolutions heretofore adopted by the Board of Directors of Huntington, will be legally issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.


                                             Very truly yours,



                                             /s/ PORTER, WRIGHT, MORRIS & ARTHUR

                                             PORTER, WRIGHT, MORRIS & ARTHUR